EXHIBIT C

================================================================================

                                WARRANT AGREEMENT

                                     BETWEEN

                                 MAREX.COM, INC.

                                       AND

                              GENMAR HOLDINGS, INC.





                           DATED AS OF APRIL 26, 2000


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                         PAGE
                                                                                                                         ----
SECTION 1.    Warrant Certificates.........................................................................................1

SECTION 2.    Execution of Warrant Certificates............................................................................1

SECTION 3.    Registration.................................................................................................2

SECTION 4.    Legend; Exchange.............................................................................................2

SECTION 5.    Warrants; Exercise of Warrants...............................................................................4

SECTION 6.    Payment of Taxes.............................................................................................6

SECTION 7.    Mutilated or Missing Warrant Certificates....................................................................6

SECTION 8.    Reservation of Warrant Shares; Representations and Warranties; Covenants.....................................6
              (a)    Reservation of Warrant Shares.........................................................................6
              (b)    Representations and Warranties of the Company.........................................................7
              (c)    Representations and Warranties of the Holder..........................................................7
              (d)    Covenants of the Company..............................................................................8

SECTION 9.    Adjustment Provisions........................................................................................8
              (a)    Stock Dividends.......................................................................................8
              (b)    Combination of Stock..................................................................................8
              (c)    Reorganization........................................................................................8
              (d)    Exercise Price Adjustment.............................................................................9

SECTION 10.   No Impairment................................................................................................9

SECTION 11.   Fractional Interests.........................................................................................9

SECTION 12.   No Rights as Shareholders...................................................................................10

SECTION 13.   Registration Rights.........................................................................................10
              (a)    Demand Registration..................................................................................10
              (b)    Piggy-Back Registrations.............................................................................11
              (c)    Registration Procedures..............................................................................12
              (d)    Indemnification......................................................................................14
              (e)    Certain Definitions..................................................................................17
              (f)    Requirements for Participation in Underwritten Offerings.............................................19

SECTION 14.   Notices to Company and Holder...............................................................................19


                                      (i)

                                                                                                                         PAGE
                                                                                                                         ----

SECTION 15.   Board Observer Rights.......................................................................................19

SECTION 16.   Amendments..................................................................................................20

SECTION 17.   Successors and Assigns......................................................................................20

SECTION 18.   Termination.................................................................................................20

SECTION 19.   Governing Law...............................................................................................20

SECTION 20.   Benefits of This Agreement..................................................................................21

SECTION 21.   Counterparts................................................................................................21


EXHIBIT A - Form of Warrant Certificate

SCHEDULE I - Partial Tranche B Closing


                                      (ii)

           THIS WARRANT AGREEMENT, dated as of April 26, 2000 (this "Agreement"), is made by and between Marex.com, Inc., a Florida corporation (the "Company"), and Genmar Holdings, Inc., a Delaware corporation (the "Holder").

           WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 2, 2000, among the Company, the Holder and certain other parties (the "Purchase Agreement"), the Holder purchased Series A1 Convertible Preferred Stock of the Company ("Preferred Stock") and was granted certain registration rights with respect to such Preferred Stock pursuant to a Registration Rights Agreement, dated as of March 2, 2000, among the Company and the parties to the Purchase Agreement (the "Registration Rights Agreement");

           WHEREAS, the Company and the Holder have entered into that certain Strategic Relationship Agreement, dated of even date herewith (the "Strategic Relationship Agreement"), pursuant to which the Holder will utilize certain electronic commerce systems developed and operated by the Company;

           WHEREAS, in connection with the Strategic Relationship Agreement, from which the Company derives direct and substantial benefit, the Company proposes to issue Warrants to the Holder (the "Warrants"), to purchase up to a maximum of 2,956,448 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company, subject to adjustment as provided herein (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares") and subject to the terms and conditions herein.

           NOW, THEREFORE, in consideration of these premises and of the mutual agreements, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

           SECTION 1. Warrant Certificates. The certificates evidencing the Warrants the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth as Exhibit A attached hereto.

           SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer or its President or a Vice President and by its Chief Financial Officer, Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for this purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

           In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

           SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register (the "Warrant Register") as they are issued. The Company shall act as the registrar for the Warrants. The Company may deem and treat the registered holder of the Warrant Certificates as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon to the contrary made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

           SECTION 4. Legend; Exchange.

           (a) Unless the Warrant Shares have been registered under the Securities Act, upon exercise of the Warrants and the issuance of any Warrant Shares, all Warrant Certificates and certificates representing such securities shall bear substantially the following legend:

                     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS."

           The Warrant Shares shall not contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if, in the written opinion of counsel to the Company experienced in the area of United States securities laws, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such Warrant Shares may be sold pursuant to Rule 144. The Company agrees that it will provide Holder, upon request, with a certificate or certificates representing the Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and delivery of such certificate or certificates to the Company by the Holder, reissue to Holder such certificate or certificates free of any legend.

           (b) Warrant Certificates may be exchanged at the option of the Holder, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be, upon issuance of the new Warrant Certificates, canceled and disposed of by the Company.

           (c) The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth herein, except as required by law.

           (d) As long as the Holder owns the Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holder and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. As long as the Holder owns the Warrant Shares during any time when the Company is required to register its Common Stock under Section 12(b) or Section 12(g) of the Exchange Act or to file reports pursuant to
Section 13, 14, or 15(d) of the Exchange Act, then the Company will cause the Common Stock to continue at all times to be registered under Section 12(b) or
Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Holder with true and complete copies of all such filings (unless filed by EDGAR, in which case Company shall only provide written notice of such filing to the Holder), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations and will make and keep public information available, as those terms are defined in Rule 144. The Company further covenants that it will take such further action the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Warrant Shares, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

           (e) Upon exercise of the Warrants, the Company shall issue instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of the Holder, for the Warrant Shares in such amounts as specified from time to time by the Holder to the Company in a form acceptable to the Holder (the "Transfer Agent

Instructions"). The Company warrants that, except as otherwise required by law, no instruction other than the Transfer Agent Instructions referred to in this
Section 4(e) (in the case of the Warrant Shares, prior to registration of the Warrant Shares under the Securities Act) will be given by the Company to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4(e) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4(e), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer without the necessity of showing economic loss and without any bond or other security being required.

           SECTION 5. Warrants; Exercise of Warrants. The Warrants shall vest and become exercisable (at an initial exercise price per Warrant Share equal to $1.83), and Warrant Certificates shall be issued only, in increments as follows:

           (a) with respect to 1,442,081 shares of Common Stock, immediately upon execution of this Agreement by the Company and Holder; and

           (b) with respect to 1,514,367 shares of Common Stock, (i) only if the Second Closing Date for the Tranche B Shares in the amount of $22 million (as each term is defined in the Purchase Agreement) occurs, such event hereinafter referred to as the "Full Tranche B Closing," and (ii) only if the Holder participates in such Full Tranche B Closing in an amount not less than $1,000,000, in accordance with the provisions of the Purchase Agreement; except that if the Full Tranche B Closing does not occur but the Company is able to sell a portion of the Tranche B Shares in accordance with the terms of the Purchase Agreement, such event hereinafter referred to as the "Partial Tranche B Closing," and the Holder participates in such Partial Tranche B Closing in an amount not less than $1,000,000, in accordance with the provisions of the Purchase Agreement, then the 1,514,367 shares of Common Stock referred to above shall be reduced by that number indicated in the second column on Schedule I attached hereto corresponding to the total amount of the Partial Tranche B Closing; provided, that, if 100% of the Preferred Stock is converted in accordance with the terms of the Purchase Agreement, Company shall issue a Warrant to the Holder with respect to 783,539 shares of Common Stock upon such conversion and the balance of the Warrant with respect to 730,828 shares of Common Stock upon the earlier of (x) the closing of the Company's first Underwritten Offering (as such term is defined in the Registration Rights Agreement) or (y) twelve (12) months from the date of this Agreement; provided, further, that in the absence of any such conversion of the Preferred Stock, any Warrants issued pursuant to this Section 5(b) shall only be issued upon the earlier of (x) the closing of the Company's first Underwritten Offering (as such term is defined in the Registration Rights Agreement) or (y) twelve (12) months from the date of this Agreement.

           The Company shall issue a Warrant Certificate to the Holder only as described above. Subject to the terms of this Agreement, the Holder shall have the right, which may be exercised commencing at the opening of business on the date the Company delivers Warrants to the Holder and until the earlier of (i) February 14, 2005, (ii) three years from the closing of the Company's first Underwritten Offering (as such term is defined in the Registration Rights Agreement) or (iii) thirty (30) days from the date on which the Strategic Relationship Agreement is terminated for any reason (any of such dates being the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided that at no time shall the Holder exercise any Warrants if such exercise will result in the Holder holding in excess of 19.9% of the outstanding Common Stock of the Company except simultaneously upon the occurrence of a Change in Control (as such term is defined in Section 13(e) herein).

           Each Warrant not exercised by the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

           A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate (or Warrant Certificates, as the case may
be) to be exercised together with the form of election to exercise attached as Annex I to the Warrant Certificate attached hereto as Exhibit A, duly filled in and signed by the Holder, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company.

           Subject to the provisions of Section 6, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a stock certificate or stock certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11. Such stock certificate or stock certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

           The Warrants shall be exercisable, at the election of the Holder, either in full or from time to time in part (provided that Warrants shall be exercisable in multiples of ten thousand (10,000) Warrants unless all of the Warrants evidenced by a particular Warrant Certificate are being exercised) and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2.

           All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

           SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

           SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon surrender of the mutilated Warrant Certificate or upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate, and indemnity, if requested, reasonably satisfactory to the Company.

           SECTION 8. Reservation of Warrant Shares; Representations and Warranties; Covenants.

           (a) Reservation of Warrant Shares. The Company will at all times reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 100% of the full exercise of the outstanding Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Warrant Shares issued and issuable upon exercise of the Warrant without regard to any limitation on conversions, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 8(a), in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

           (b)       Representations and Warranties of the Company.
                     ---------------------------------------------

               (1) Organization; Powers. The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in any material adverse change in, or the occurrence of any event which would be likely to have a material adverse effect on, the business, financial condition, operations, assets, prospects or results of operations of the Company ("Material Adverse Effect") and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and the Warrant Certificate and each other agreement or instrument contemplated hereby or thereby.

               (2) Capitalization. As of March 2, 2000, (i) the Company's authorized capital stock consisted of 25,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, 420,000 of which were designated as shares of Series A1 Preferred Stock and the remainder of which were undesignated; (ii) the Company had a total of 6,423,806 shares of Common Stock issued and outstanding and no shares of Preferred Stock were issued and outstanding; and
(iii) the Company had outstanding in total options to purchase an aggregate of 2,531,700 shares of Common Stock and warrants to purchase an aggregate of 409,971 shares of Common Stock. As of the date hereof, (i) the Company's authorized capital stock consists of 25,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, 430,000 of which have been designated as shares of Series A1 Preferred Stock and the remainder of which are undesignated;
(ii) the Company has a total of 6,423,806 shares of Common Stock and 210,000 shares of Preferred Stock issued and outstanding; and (iii) the Company has outstanding in total options to purchase an aggregate of 2,701,200 shares of Common Stock and warrants to purchase an aggregate of 409,971 shares of Common Stock.

           (c)       Representations and Warranties of the Holder.
                     --------------------------------------------

               (1) Organization; Powers. The Holder (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has the power and authority to execute, deliver and perform its obligations under this Agreement.

               (2) Due Authorization and Enforceability. This Agreement (i) has been or will be duly authorized, executed and delivered by the Holder, and (ii) constitute or will constitute valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

               (3) Investment Intent. The Holder represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act and the Warrants to be acquired by it pursuant to this Agreement are being, and the Warrant Shares will be, acquired for its own account and without a view to, or for resale in connection with, any distribution thereof or any interest therein; provided, however, that by making the representations herein, the Holder does not agree to hold the Warrant or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

           (d) Covenants of the Company. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests other than those attributable to the Holder.

           SECTION 9. Adjustment Provisions. Subject to the provisions of this
Section 9, the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants in effect from time to time shall be subject to adjustment, as follows:

           (a) Stock Dividends. If at any time after the date hereof (i) the Company shall declare or pay a stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then the number of Warrant Shares to be delivered upon exercise of the Warrants shall be increased so that the Holder will be entitled to receive the number of Warrant Shares that the Holder would have owned had the Warrants been exercised immediately prior to such dividend payment, subdivision or split-up, and the Exercise Price shall be adjusted as provided for in subsection (d) of this Section 9.

           (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of the Warrants shall have been decreased by a combination or reverse split of the outstanding shares of Common Stock, then the number of Warrant Shares to be delivered upon exercise of the Warrants will be decreased so that the Holder thereafter shall be entitled to receive the number of Warrant Shares that the Holder would have owned had the Warrants been exercised immediately prior to such combination or reverse split, and the Exercise Price shall be adjusted as provided for in subsection (d) of this Section 9.

           (c) Reorganization. If any capital reorganization of the Company, or any reclassification of its common stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected, then, upon exercise of the Warrants the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Holder would have been entitled to receive upon exercise of the Warrants had they been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer. Concurrently with the consummation of any such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement with the Holder so providing and further providing for adjustments which shall be nearly as equivalent as may be practical to the adjustments provided for in this Section 9.

           (d) Exercise Price Adjustment. (i) Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant(s) is adjusted as provided pursuant to this Section 9, the Exercise Price payable upon the exercise of the Warrant(s) shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant(s) immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

           (ii) Whenever the Exercise Price is adjusted pursuant to this Section 9 the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the Chairman, Chief Executive Officer, President or Chief Financial Officer of the Company.

           SECTION 10. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in reasonable good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

           SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Per Share Market Value on the last trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

           SECTION 12. No Rights as Shareholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

           SECTION 13. Registration Rights.

           (a)       Demand Registration.
                     -------------------

               (1) Request for Registration. At any time after six (6) months from the date of this Agreement, the Holder may make a written request for registration under the Securities Act ("Demand Registration") of all or part of its Registrable Securities; provided that the Company shall not be obligated to effect more than two (2) Demand Registrations in respect of the Registrable Securities or any registration statement during any period in which any other registration statement (other than on Form S-4 or S-8 promulgated under the Securities Act or any substitute form that may be adopted by the SEC) has been filed and not withdrawn or has been declared effective within the prior 180 days and provided, further that Company shall have the right to file such registration statement on Form S-3 (or any successor form) if available and if not available, on any other form (other than on Form S-4 or S-8 promulgated under the Securities Act or any substitute form that may be adopted by the SEC) prescribed by the SEC. Such request for a Demand Registration will specify the aggregate amount of Registrable Securities proposed to be sold, the intended method of disposition thereof and the form of registration statement selected by the Holder. Company shall use its reasonable efforts to promptly effect the registration of such Registrable Securities under the Securities Act, and Company shall use its reasonable efforts to keep such registration statement continuously effective until the date that is eighteen months from date such registration is declared effective by the SEC or such earlier date when all Registrable Securities covered by such registration statement have been sold or may be sold pursuant to Rule 144(k) under the Securities Act. Notwithstanding the foregoing, no Demand Registration shall be required to be effected with respect to any Registrable Securities that are then eligible for resale pursuant to Rule 144(k) under the Securities Act.

           If the Company is requested to effect a Demand Registration and the Company furnishes to the Holders of Registrable Securities requesting such registration a copy of a resolution of the Company's Board of Directors certified by the Company's Secretary stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request for such registration from the Holder or Holders of Registrable Securities requesting such registration; provided, however that Company may exercise such right no more than one (1) time in any twelve-month period.

           Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to a Demand Registration, provided that the Holder shall pay any additional expenses incurred by Company if Company is required to file the registration statement on a form other than Form S-3 (or any successor form).

               (2) Effective Registration. A registration will not count as a Demand Registration until it has become effective under the Securities Act (unless such registration is withdrawn at the request of the Holder).

           (b) Piggy-Back Registrations. Except as provided herein if, at any time when there is not an effective Registration Statement covering the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement pursuant to an Underwritten Offering (as such term is defined in the Registration Rights Agreement) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Holder written notice of such determination and, if within ten (10) days after receipt of such notice, the Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with this section), and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 13(b) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered; provided, that the Holder shall not have the piggy-back rights described in this
Section 13(b) in connection with the Company's registration of the Preferred Stock pursuant to the Initial Registration Statement (as such term is defined in the Registration Rights Agreement) and provided, further that the Company shall not be required to register any of the Registrable Securities pursuant to this
Section 13(b) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an Underwritten Offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the underwriter's representative should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer Registrable Securities than proposed to be sold by the Holder, then (x) the number of Registrable Securities of the Holder included in such registration statement shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such management underwriter or underwriters (based upon the number of Registrable Securities requested to be included in the registration) or (y) none of the Registrable Securities of the Holder shall be included in such registration statement if the Company, after consultation with the underwriter(s), recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other Persons (other than Company).

           Company shall pay all Registration Expenses in connection with the registration of Registrable Securities.

           (c)       Registration Procedures.
                     -----------------------

           In connection with the Company's registrations obligations hereunder, the Company shall:

               (1) prepare and file with the SEC a registration statement with respect to such securities, make all required filings with the National Association of Securities Dealers, Inc. ("NASD") and use reasonable efforts to cause such registration statement to become effective;

               (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (3) furnish to counsel (if any) of the Holder copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

               (4) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

               (5) use reasonable efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request in writing, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

               (6) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) if the Company is in possession of material information that it deems advisable not to disclose in a registration statement, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (7) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (8) use reasonable efforts to list such securities on any securities exchange on which the Common Stock is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

           The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such seller agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

           Subject to the last sentence of this paragraph, the Company may by written notice require that the Holder immediately cease sales of Registrable Securities (for a period not to exceed twenty (20) consecutive days in any one instance and for a period not to exceed sixty (60) calendar days in any twelve-month period) pursuant to a registration statement at any time that (i) the Company becomes engaged in a business activity or negotiation which is not disclosed in a registration statement (or the prospectus included therein) which the Company reasonably believes must be disclosed therein under applicable law and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Company or its business or prospects or (iii) the registration statement can no longer be used under the existing rules and regulations promulgated under the Securities Act (each of (i), (ii) or (iii), a "Material Condition"). The Company shall not be required to disclose to the Holders which of the reasons specified in (i), (ii) or (iii) above is the basis for requiring a suspension of sales due to the occurrence of a Material Condition. The Company will use its commercially reasonable best efforts to ensure that the use of the registration statement (and the prospectus included therein) may be resumed as soon as it is practicable.

           (d)       Indemnification

               (1) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of Holder, each Person who controls Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all joint or several losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, together with Proceedings by any regulatory or self-regulatory organization, whether commenced or threatened, "Losses"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon and in conformity with information regarding Holder furnished in writing to the Company by Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to Holder or Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Holder expressly for use in such registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto (provided that the Company amended any disclosure with respect to the method of distribution upon written notice from Holder that such section of the prospectus should be revised in any way) or (ii) any violation or alleged violation by the Company of the Securities Act, the

Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities. The Company shall not, however, be liable to Holder for any Losses with respect to any untrue or alleged untrue statement of material fact or omission or alleged omission of material fact if such statement or omission was made in a preliminary prospectus and Holder did not receive a copy of the final prospectus (or any amendment or supplement thereto) at or prior to the confirmation of the sale of the Registrable Securities in any case where such delivery is required by the Securities Act and the untrue or alleged untrue statement of material fact or omission or alleged omission of material fact contained in such preliminary prospectus was corrected in the final prospectus (or any amendment or supplement thereto), unless the failure to deliver such final prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 13(c)(4) of this Agreement. The Company shall notify Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

               (2) Indemnification by Holder. Holder shall indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Holder to the Company specifically for inclusion in such registration statement or such prospectus and that such information was reasonably relied upon by the Company for use in such registration statement, such prospectus or such form of prospectus or to the extent that such information relates to Holder or Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Holder expressly for use in such registration statement, such prospectus or such form of prospectus; provided, however, that the indemnity agreement contained in this Section 13(d)(2) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Holder. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds received by Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (3) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or
(iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

           All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

               (4) Contribution. If a claim for indemnification under Section 13(d)(1) or 13(d)(2) is unavailable to an Indemnified Party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying

Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 13(d)(3), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall Holder be required to contribute an amount under this Section 13(d)(4) in excess of the net proceeds received by Holder upon sale of the Registrable Securities pursuant to any registration statement giving rise to such contribution obligation.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(d)(4) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

           (e)       Certain Definitions.
                     -------------------

               (1) The term "Change of Control" shall mean the occurrence of any of (i) any acquisition or series of related acquisitions after the date hereof by any Person or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), of in excess of 50% of the voting power of Company, (ii) the merger or consolidation of the Company with or into another Person, unless the holders of the Company's securities immediately prior to such transaction or series of related transactions continue to hold at least 50% of such securities following such transaction or series of related transactions or (iii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company, in one or a series of related transactions.

               (2) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (3) The term "National Market" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange and the American Stock Exchange.

               (4) The term "Per Share Market Value" shall mean on any particular date (i) the closing bid price per share of the Common Stock on such date on (a) the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "OTCBB"), as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices) or (b) on the National Market on which the Common Stock is then listed or quoted, or, if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed or quoted on the OTCBB or any National Market, the fair market value of a share of Common Stock as determined by the Company's Board of Directors in good faith.

               (5) The term "Person" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

               (6) The term "Proceeding" shall mean an action, claim, suit, arbitration, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

               (7) The term "Registrable Securities" shall mean the Warrant Shares and shall include any shares of the Company's capital stock issued with respect to the Warrant Shares as a result of any stock split, stock dividend, recapitalization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) they have been registered under the Securities Act, a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they shall have been sold or distributed, or, in the opinion of counsel to the Company, may be sold or distributed, to the public pursuant to Rule 144(k) (or any successor provisions) under the Securities Act, (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered to the transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (D) they shall have ceased to be outstanding.

               (8) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Section 13, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to any National Market on which Registrable Securities are required hereunder to be listed or quoted and
(B) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, system or market as required hereunder. The Holder shall pay any underwriting discounts or commissions and any transfer or similar taxes in connection with the sale of Registrable Securities.

               (9) The term "Securities Act" shall mean the Securities Act of 1933, as amended.

           (f) Requirements for Participation in Underwritten Offerings. The Holder may not participate in any underwritten offering pursuant to a registration hereunder unless the Holder agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Holder.

           SECTION 14. Notices to Company and Holder. Any notice or demand authorized by this Agreement to be given or made by the Holder or on the Company shall be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (if received on or before 5:00 p.m. Eastern Time where such notice is received) or (iii) the first Business Day (defined as any day except Saturday, Sunday or any day which shall be a legal holiday or a day on which banking institutions in the State of Florida generally are authorized or required by law or other government action to close) following such delivery, provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party and such delivery is also made in accordance with clause (iii) hereof or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holder is otherwise notified in accordance with this Section 14 by the Company), as follows:

                         Marex.com, Inc.
                         2701 South Bayshore Drive, 5th Floor
                         Miami, Florida 33131
                         Attn:  Kenbian Ng

Any notice pursuant to this Agreement to be given by the Company to the Holder shall be deemed to have been delivered when delivered in accordance with any of subparagraphs (i), (ii) and (iii) above, addressed to the Holder at the address appearing on the Warrant Register (until the Company is otherwise notified in accordance with this Section 14 by the Holder).

           SECTION 15. Board Observer Rights. At any time prior to the Expiration Date, Holder shall have the right to appoint one (1) representative, subject to the approval of the Company (which approval shall not be unreasonably withheld), to attend each meeting of the Board of Directors of Company (the

"Holder Board Observer"). The Holder Board Observer shall not be entitled to vote in any such meeting. Company shall send to the Holder Board Observer the notice of the time and place of each meeting of the Board in the same manner and at the same time as it shall send such notice to its directors. Company shall also provide to the Holder Board Observer copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to its directors. The Holder Board Observer shall have no right to (a) participate in discussions of the Board or receive information which the Board in good faith determines to be attorney-client privileged communications, (b) participate in Board discussions regarding, or receive information concerning, confidential terms (such as prices, quantities or other confidential sales terms) of Company's relationships with competitors of Holder or any of its subsidiaries or
(c) participate in Board discussions regarding Company's commercial relationship with Holder or any of its subsidiaries. The Holder Board Observer shall have no duties, responsibilities or liability by virtue of attendance at any Board meetings or the failure to attend the same (except as required under applicable law).

           SECTION 16. Amendments. This Agreement and any term hereof may be changed, waived, discharged, supplemented, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, supplement or termination is sought.

           SECTION 17. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

           SECTION 18. Termination. This Agreement shall terminate upon the earlier of (i) February 14, 2005, (ii) three years from the closing of the Company's first Underwritten Offering or (iii) thirty (30) days from the date on which the Strategic Relationship Agreement is terminated for any reason. Notwithstanding any provision of this Agreement, if the Strategic Relationship Agreement shall be terminated for any reason, the Company shall no longer be obligated to issue any additional Warrant Certificates to Holder and any rights of Holder entitling it to additional Warrants and Warrant Certificates shall cease. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised; provided, however, that (i) Sections 13(d), 14 and 19 shall survive the termination of this Agreement and
(ii) the rights granted to the Holder pursuant to Sections 13(a) and 13(b) hereof shall survive the termination of this Agreement for a period of two years from the date upon which all Warrants have been exercised, but in no event later than February 14, 2005.

           SECTION 19. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK (BUT WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

           SECTION 20. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered Holder any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and each registered Holder.

           SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                            [Signature Page Follows]

                      [SIGNATURE PAGE OF WARRANT AGREEMENT]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       MAREX.COM


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       GENMAR HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                       EXHIBIT A


                          [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.


No. _____
Issue Date:
Void After:
For ____ shares of Common Stock

                               WARRANT CERTIFICATE

                                 MAREX.COM, INC.

           This Warrant Certificate certifies that Genmar Holdings, Inc. or registered assigns, is the registered holder of ________ Warrants (the "Warrants") expiring upon the earlier of (i) February 14, 2005, (ii) three years from the closing of the Company's first Underwritten Offering or (iii) thirty
(30) days from the date on which the Strategic Relationship Agreement is terminated for any reason (the "Expiration Date") to purchase Common Stock, $.01 par value (the "Common Stock"), of Marex.com, Inc., a Florida corporation (the "Company"). The Warrants are issued or will be issued pursuant to a Warrant Agreement dated as of April 26, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder of the Warrants. Capitalized terms used herein shall have the meanings specified in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

           Each Warrant entitles the holder upon exercise to receive from the Company on or before the Expiration Date, one (1) fully paid and nonassessable share of Common Stock (a "Warrant Share") at an initial exercise price (the "Exercise Price") per Warrant Share equal to $1.83, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

           In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

           The Exercise Price and the number of Warrant Shares issuable upon exercise are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

           No Warrant may be exercised after the Expiration Date.

           Reference is hereby made to the further provisions of the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, Marex.com, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: April 26, 2000                  MAREX.COM, INC.
      -------------------------


                                       By: /s/ David A. Schwedel
                                          -------------------------------------
                                       Name:   David A. Schwedel
                                            -----------------------------------
                                       Title:  CEO and President
                                             ----------------------------------


                                       By: /s/ Roger R. Cloutier II
                                          -------------------------------------
                                       Name:   Roger R. Cloutier II
                                            -----------------------------------
                                       Title:  EVP and CFO
                                             ----------------------------------

                                                                         ANNEX I
                                                          TO WARRANT CERTIFICATE


                          FORM OF ELECTION TO EXERCISE

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)

           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of _______________ in the amount of $________ in accordance with the terms hereof.

           The undersigned requests that a certificate for such shares be registered in the name of ____________________, whose address is
__________________________________ and that such shares be delivered to
__________________________________ whose address is
__________________________________.

           If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________ whose address is ______________________________________________, and that such Warrant
Certificate be delivered to ___________________________________________________
whose address is ________________________________________________.

                                              Signature:



Date:
     ---------------------------------        ---------------------------------


                                      A-3